SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                    ----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 9, 1998




                         HARVEST RESTAURANT GROUP, INC.
                         ------------------------------
             (Exact name of Registrant as specified in its charter)


                                      Texas
                                      -----
                 (State or Other Jurisdiction of Incorporation)


       33-95796                                                  76-0406417
       --------                                                  ----------
(Commission File Number)                                      (I.R.S. Employer
                                                             Identification No.)


             1250 N.E. Loop 410, Suite 335, San Antonio, Texas 78209
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               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (210) 824-2496


                                 Not applicable
                                 --------------
          (former name of former address, if changed since last report)

                   INFORMATION INCLUDED IN REPORT ON FORM 8-K


Item 4. Changes in Registrant's Certifying Accountant

     Effective July 17, 1998, Akin, Doherty, Klein & Feuge, P.C. ("Akin Doherty" or the "Accountants") resigned as the certifying accountant for Harvest Restaurant Group, Inc. (the "Company"). Due to the pending merger with TRC Acquisition Corporation and the planned relocation of the corporate offices to Atlanta, Georgia as described in Item 5 below, the Company does not intend to retain a new independent accountant until after the completion of the merger. It is anticipated that after completion of the merger, TRC's current independent accountants, PriceWaterhouseCoopers, LLP, will be retained as the Company's new independent accountants.

     The report of Akin Doherty on the consolidated financial statements of Harvest Restaurant Group, Inc. for the year ended December 28, 1997 was qualified as to an uncertainty to continue as a going concern. The report for the year ended December 29, 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     There were no disagreements with Akin Doherty during the two years ended December 28, 1997 and December 29, 1996 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     There were no events communicated by Akin Doherty during the two years ended December 28, 1997 and December 29, 1996 regarding the following:

     1. That the internal controls necessary for the Company to develop reliable financial statements did not exist.

     2. That information has come to the Accountant's attention that has led it to no longer be able to rely on management's representations or that has made it unwilling to be associated with the financial statements prepared by management.

     3. That the Accountants needed to expand significantly the scope of their audit or that they have become aware of information that if further investigated may materially impact the fairness and reliability of a previously issued audit report or underlying financial statements or cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements.

     4. That information has come to the Accountant's attention that it has concluded materially impacts the fairness or reliability of a previously issued audit report or the underlying financial statements and that due to the Accountant's resignation the issue has not been resolved to the Accountant's satisfaction prior its resignation.

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     The  Company  has  requested  that Akin  Doherty  furnish  it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter will be filed as an amendment to this Form 8-K upon receipt.

     The Company had not previously retained or consulted with any new independent accountant with respect to the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the Company's consolidated financial statements, or as to any matter that was either the subject of a disagreement as defined in 304(a)(1)(iv), or a reportable event (as described in paragraph (a)(1)(iv) of Item 304 Regulation S-K).


Item 5. Other Events

     On July 9, 1998, the Company executed a definitive share exchange agreement to merge with TRC Acquisition Corporation ("TRC"), the operator of Rick Tanner's Original Rotisserie Grill restaurants ("Tanner's"). TRC owns, operates and franchises Tanner's restaurants, a twelve-year-old chain of full service, casual dining restaurants in Georgia and Alabama. TRC operates eleven Tanner's restaurants in Atlanta, Georgia, and two franchised Tanner's restaurants are opened, one in Macon, Georgia and one in Montgomery, Alabama. The merger is subject to, among other things, (i) completion of due diligence by both parties,
(ii) obtaining settlement agreements on substantially all of the Company's outstanding liabilities, (iii) the continuation of the Company's listing on the Nasdaq Stock Market, and (iv) shareholder approval of the merger.

     When the merger becomes effective, the TRC shareholders including holders of all options and warrants, will own approximately 60% of the total outstanding equity of the Company on a fully diluted basis. The board of directors of the Company will be increased to seven members, with three of the Company's five present directors resigning. The Company's corporate offices will also be relocated to Atlanta, Georgia to be in closer proximity with the core Tanner's restaurant operations.

     In connection with the merger, the Company entered a Securities Purchase Agreement with an investor group providing for $6 million of equity funding, $4 million of which has been deposited into escrow. The primary use of proceeds is for the further development of Tanner's restaurants. The Securities Purchase Agreement provides for the issuance of 600 shares of the Company's $1.00 par value Series C Preferred Stock, at face value of $10,000 per share, in three separate fundings which will all be concluded within 30 days after completion of merger. The shares are to be issued to private investor groups in reliance upon the transaction exemption afforded by Regulation D, as promulgated by the Securities Act of 1933, as amended.

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


     The Series C Preferred Stock is convertible into the Company's Common Stock. The conversion rate per share is equal to $10,000 divided by 80% of the average bid price of the company's Common Stock at the time of conversion. The Company intends to file a registration statement with the Securities and Exchange Commission to register the underlying securities within 90 days.


Item 7. Financial Statements and Exhibits

Exhibits:
---------

The following exhibits are filed as part of this Report:

Exhibit No.                       Title
-----------                       -----

10.42          Share Exchange  Agreement between Harvest  Restaurant Group, Inc.
               and TRC Acquisition Corporation dated July 9, 1998.

10.43          Securities Purchase Agreement dated July 9, 1998


SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         HARVEST RESTAURANT GROUP, INC.
                                         (Registrant)

                                         By: /s/ William J. Gallagher
                                            ------------------------------------
                                            William J. Gallagher
Date:   July 24, 1998                       Chairman and Chief Executive Officer
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